Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay

KCSA Strategic Communications	KCSA Strategic Communications
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Holding Corp. Announces Fiscal 2008 Second Quarter

Results

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BERKELEY HEIGHTS, N.J., February 7, 2008 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure workflow management software and web-based services, today announced financial results for the fiscal 2008 second quarter ended December 31, 2007.

Ben Benjamin, President of Authentidate, stated, “Our U.S. and German operations continue to see strong revenue growth from new customers and increases in transaction volumes. As outlined in our strategic initiatives announcement last month, we are reducing costs and significantly expanding our addressable markets as we move into the second half of fiscal 2008 and beyond. We are positioning the company to be a more agile and sales driven company, and we are focused on driving revenue growth, reaching cash flow breakeven and building shareholder value.”

Total revenues for the three months ended December 31, 2007 increased approximately 66% to $1,661,000 compared to $1,002,000 for the same period last year. These results reflect increases in transaction volumes and new customers for both Authentidate’s U.S. and German operations.

Net loss from continuing operations for the second quarter of fiscal 2008 was $5,476,000, or $0.16 per share, compared to $3,812,000, or $0.11 per share, from continuing and discontinued operations for the same period last year. Net loss for the second quarter of fiscal 2008 includes incremental legal expenses and settlements, accrued severance and certain non-operating expenses of approximately $2,262,000, or $0.07 per share. The net loss for the prior year quarter included approximately $750,000 for incremental legal expenses.

Total revenue for the six months ended December 31, 2007 increased approximately 44% to $2,709,000 versus $1,885,000 for the prior year period, reflecting the same trends as the quarter.

Net loss for the six months ended December 31, 2007 was $10,059,000, or $0.29 per share, compared to a net loss of $8,107,000, or $0.24 per share, for the prior year period. The net loss for fiscal 2008 includes incremental legal fees and settlements, accrued severance and certain non-operating expenses of approximately $3,380,000, or $0.10 per share. The prior year period includes incremental legal expenses of approximately $1,300,000.

“Our revenue growth year to date is an indication that we are building market traction for our software and web based services and beginning to see some return on the investments we’ve made,” stated Mr. Benjamin. “The growing interest surrounding our offerings coupled with our ability to serve a much larger addressable market with our healthcare and other workflow services has us very excited about the future of our company.”

As of December 31, 2007, the Company’s cash and marketable securities totaled $23,277,000 and deferred revenue totaled $1,259,000.

Conference Call

Management will host a conference call at 4:30 p.m. ET on Thursday, February 7, 2008, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 889-5602 and the dial in number for international callers is (973) 582-2737. The access code for all callers is 32008974. To access the live webcast, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “Audio Archives” link. Following the conclusion of the call, the webcast will also be archived on the Company’s website.

A replay of the call will be available through February 14, 2008. To access the replay, please dial (800) 642-1687 in the U.S. and (706) 645-9291 internationally, and then enter the access code 32008974. A live web cast will be available on the Company’s website.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure workflow management software and web-based services. The company’s automated and trusted workflow solutions enable enterprises and office professionals to employ rules-based electronic forms, intelligent routing and transaction management, electronic signing, content authentication, identity credentialing and verification and web and fax based communication capabilities. Customer benefits from the company’s offerings include reduced costs, improved productivity and service levels, automated audit trails, enhanced compliance with regulatory requirements and the reduction of paper-based processes. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. Inscrybe and MyInscrybe are trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheet

(in thousands, except per share data)	December 31, 2007 (Unaudited)	June 30, 2007
Assets
Current assets
Cash and cash equivalents	$6,302	$8,735
Restricted cash	521	521
Marketable securities	16,975	22,896
Accounts receivable, net	932	1,543
Prepaid expenses and other current assets	710	399

Total current assets	25,440	34,094
Property and equipment, net	1,077	1,078
Note receivable, net of deferred gain of $2,000	—	—
Other assets
Software development costs, net	2,590	2,463
Goodwill	7,341	7,341
Other assets	1,497	1,609
Assets held for sale	2,119	2,119

Total assets	$40,064	$48,704

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$5,091	$3,992
Deferred revenue	1,119	1,230
Other current liabilities	41	157

Total current liabilities	6,251	5,379
Long-term deferred revenue	140	140

Total liabilities	6,391	5,519

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,468 and 34,430 issued and outstanding on December 31, 2007 and June 30, 2007, respectively	34	34
Additional paid-in capital	164,927	164,336
Accumulated deficit	(131,219)	(121,125)
Accumulated other comprehensive loss	(72)	(63)

Total shareholders’ equity	33,673	43,185

Total liabilities and shareholders’ equity	$40,064	$48,704

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(in thousands, except per share data)	2007	2006	2007	2006
Revenues
Software licenses and support	$1,134	$568	$1,681	$1,082
Hosted software services	527	434	1,028	803

Total revenues	1,661	1,002	2,709	1,885

Operating expenses
Cost of revenues	537	381	991	765
Selling, general and administrative	5,689	4,089	10,246	8,372
Product development	922	499	1,694	1,400
Depreciation and amortization	419	540	798	814

Total operating expenses	7,567	5,509	13,729	11,351

Operating loss	(5,906)	(4,507)	(11,020)	(9,466)

Other income	430	508	961	1,098

Loss from continuing operations	(5,476)	(3,999)	(10,059)	(8,368)

Income from discontinued operations	—	187	—	261

Net loss	$(5,476)	$(3,812)	$(10,059)	$(8,107)

Basic and diluted loss per share
Continuing operations	$(0.16)	$(0.12)	$(0.29)	$(0.25)
Discontinued operations	—	0.01	—	0.01

Basic and diluted loss per share	$(0.16)	$(0.11)	$(0.29)	$(0.24)